Minneapolis, MN — Poker Magic, Inc. (OTCBB:POKR) (OTCBB: MCVT) today announced that FINRA has approved a change of the Company’s name to “Mill City Ventures III, Ltd.” Effective yesterday, the Company’s common shares commenced trading on the OTC Bulletin Board under the new trading symbol “MCVT”. The previous trading symbol was “POKR”.

Mr. Polinsky, CEO of Mill City Ventures III, Ltd., stated that the name change to Mill City Ventures III, Ltd. more appropriately reflects the Company’s intent to take a new direction as a Business Development Company (BDC).

What is a “business development company”?

Business development companies (“BDCs”) are special investment vehicles designed to facilitate capital formation for small and middle-market companies. BDCs are closed-end investment companies that are exempt from many of the regulatory constraints imposed under the Investment Company Act of 1940 (the “1940 Act”). Section 2(a)(48) of the 1940 Act defines “business development company” to mean a domestic closed-end company that (1) operates for the purpose of making investments in certain securities specified in Section 55(a) of the 1940 Act and makes available “significant managerial assistance” with respect to the issuers of such securities, and (2) has elected business development company status. As a general matter, a BDC must also maintain at least 70% of its investments in certain eligible assets.

To be treated as a BDC, a company must make an election under Section 54(a) of the 1940 Act. In order to register under the 1940 Act, a BDC must prepare a registration statement on Form N-2. After registration, a BDC will file periodic and current reports under the Securities Exchange Act of 1934.

Forward-Looking Statements

The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements related to the Company’s ultimate election to become a BDC under the 1940 Act. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct.

For more information please contact:

Mr. Douglas Polinsky CEO 952-473-3442

Mr. Joseph Geraci CFO 612-349-5235